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                                                          EXHIBIT 3.3









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                     ------------TRANSLATION--------------

All pages bear the following seals:-------------------------------------------
NOTARIES ASSOCIATION - PROVINCE OF BUENOS AIRES.------------------------------ AMANCIO A.C. del CAMPO BENEGAS - NOTARY. Followed by an illegible signature.--------------------------------------------------------------------
The pages are numbered Notarial Proceeding AFC1896607 through AFC 1896620.----------------------------------------------------------------------
On the left margin there appears a seal reading: NOTARIES' ASSOCIATION-PROVINCE OF BUENOS AIRES - San Isidro Delegation - Legalizations.------------
COMPILATION OF CORPORATE BY-LAWS: IMPSAT SOCIEDAD ANONIMA - DEED NUMBER TWO HUNDRED AND NINETY.- In the City and District of San Isidro. Jurisdiction of
the Province of Buenos Aires, this seventeenth day of november of the year one thousand nine hundred and ninety three, there appears before me Mr. Ricardo Anibal VERDAGUER Argentine, married, with Identity Document No. 8,456,135, residing at the Federal Capital, who appears in the name and on behalf of and in his capacity as Chairman of IMPSAT SOCIEDAD ANONIMA, which capacity is evidenced by him with: 1) Constitution of the Corporate By-Laws delivered through deed dated April 7, 1988, executed before the Notary of the Federal Capital J. Marcelo Ferrari, on folio 53, of Record number 181 at his charge, the certified copy of which deed was registered with the National Inspection of Corporations on June 7, 1988, under number 3555 of Book 105, Volume A of Corporations. 2) With the deed of Amendment to the Corporate By-Laws dated June 12, 1990, executed before the Notary of the Federal Capital, Mr. Carlos A. Arzeno, on folio 498 of Record number 413 at his charge, the certified copy of which deed was registered with the General Inspection of Corporations on July 12, 1990, under number 4526 of Book 108, Volume A of Corporations. 3) With the deed of Amendment to the Corporate By-Laws dated May, 3, 1991, executed before the Notary of the Vicente Lopez District, Ms. Susana Marcela Stamuccio de Herrera on folio 379 of Record number 95 of her temporary assignment, the certified copy of which deed was registered with the General Inspection of Corporations on October 10, 1991, under number 8315 of Book 110, Volume A of Corporations. 3) With the Minutes of the Meeting number ten dated May 4, 1993, appearing on folio 38 of the Meetings Book number One, Signed and sealed on August lst, 1988, under number A18581, where the Board of Directors is appointed. 4) With the Minutes of the Board of Directors' Meeting number 48 dated May 4, 1993, appearing on folio 78 of the Meetings Book number One, signed and sealed
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on August lst, 1988, under number A18580, where positions are assigned.  I have before me the related documentation and I herein attach certified copy thereof, I attest. The person appearing is capable, of age, and to me known which I attest and he says: That through Minutes of Unanimous Special Shareholders' Meeting number Six dated April 25, 1991, appearing on folio 26 of Minutes of Meetings Book number one, it was unanimously resolved to compile the Corporate By-Laws, which meeting copied in its relevant part says: "Minutes of Meeting number 6.- In the City of Buenos Aires, this 25th day of April, 1991, at 5
p.m., the shareholders appearing on Folio 6 of the Attendance to Meetings
Record gather at the premises of IMPSAT S.A., under the Chairmanship of Ing. Ricardo A. Verdaguer, the members of the Supervisory Committee and the
Directors signing at the botton of these Minutes also attending the meeting.
The Chairman starts speaking and certifies that all the shareholders are present through the intermediary of their proxies, with a total of 100% of the capital stock with voting right and stating that the Meeting is carried out pursuant to the terms of Section 237 of the Companies Law. He also adds that since the General Inspection of Corporations has been previously informed of the call to this Meeting, the Meeting is held without the attendance of the relevant Inspector. Thereafter, the Chairman declares the Meeting open... Mr. Joss R. Torres starts speaking and he states that it is advisable to compile the Corporate By-Laws, taking into account the amendments they have suffered. This motion is unanimously approved by the shareholders... It is unanimously resolved that all the parties attending the Meeting shall sign these Minutes. Since there are no more business to deal with the meeting is adjourned at 7
p.m. prior reading and ratification of these Minutes. There appear ten signatures: Ricardo Verdaguer; Roberto A. Vivo Chaneton; Jose Torres; Guillermo Pardo; Mauricio Engelbert; Francesco Armato; Christian Gall; Adolfo Vaeza
Baque; Reto Tognola; Carlos Maurente." I have before me the Minutes transcribed, a certified copy of which I attach hereto, I attest. The person appearing requests me to transcribe the Compiled By-Laws of IMPSAT Sociedad
Anonima: COMPILED BY-LAWS OF IMPSAT SOCIEDAD ANONIMA.-------------------------- SECTION ONE: NAME: A corporation (Sociedad Anonima) is hereby constituted under the name of IMPSAT SOCIEDAD ANONIMA which shall be governed by these By-Laws and other legal provisions and regulations that may apply.---------------------
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SECTION TWO: LIFE: The Company shall last ninety nine years computed from the date of its recording with the Commercial Court of Record. This term may be extended.-------------------
SECTION THREE: DOMICILE: The Company establishes its registered office in the jurisdiction of the City of Buenos Aires and by decision of the Board of Directors may establish branches, agencies, representative offices and any other kind of commercial, administrative or operating office, in any other place of Argentina or abroad.--------------------------------
SECTION FOUR: PURPOSE: The corporate purpose of the Company shall be the research, development, manufacture, supply, installation, operation, maintenance, repair, improvement, acquisition and leasing of telecommunication equipment, systems, proceedings or instruments, as well as the management, promotion, exploitation and rendering of telecommunication services for data, voice and video transmission in all its aspects and possibilities, including the transmission, emission or reception of signs, signals, texts, images, sounds or information of any kind and generally the rendering of any other service, media or activity supplementary, subsidiary or ancillary to such telecommunications; all that within the framework of the laws and regulations governing telecommunications. In order to attain its corporate purpose, the Company may carry out all acts and activities directly or indirectly connected thereto, on its own account or on the account of third parties, by itself or through representatives, agents, correspondents, licencees and third parties in general. To such an end, without limitation and without restricting any of the powers necessary for the fulfilment of its corporate purpose, the Company may:
a) Execute any kind of agreement, contract or juridical act with or before official agencies, bodies, whether centralized or decentralized, self-administered entities, state owned companies or enterprises, whether national, provincial, municipal, from the country, binational or foreign; arrange and accept before governmental powers, concessions, permits, authorizations, licences, privileges, exemptions and as many facilities may assist either directly or indirectly to the best attainment of its corporate purpose.- b) Carry out all acts of purchase and sale; barter; assignment of credits, rights and debts; leases of services, works and things, deposits of all kind of goods; loans for consumption with any kind of guarantees and in any currency; correspondent, agency, representation, licence, transfer of technology and mandate agreements; employment, management and advisory agreements; donations and any other act directly or indirectly
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necessary for the better attainment of its corporate pupose.   c) Open current
accounts, make any class and kind of bank or credit transactions, with or without guarantees, in the country or abroad, with any kind of financing institution, official banks, state owned companies, private or mixed companies, whether domestic or foreign, in any currency; issue in the country or abroad bonds, bills of exchange, promissory notes, checks, acknowledged invoices and any kind of obligation or evidence of indebtedness or credit instrument with or without guarantee or special repayment system and guarantee or give bond for such obligations. d) Associate under any manner with individuals or corporations either from the country or from abroad, for the development of activities directly or indirectly connected with its corporate purpose, and generally, participate in the capital of any stock corporation in the country, or company incorporated abroad, by any means, as well as participate in entrepreneurial chambers or associations of any kind, whether private, mixed, state-owned, domestic, foreign, international or intergovernmental. e)
Establish or agree the rates of the services rendered by the Company, in accordance with the laws and regulations in force; grant exemptions and reductions of such rates and fix the amounts, supplements and surcharges relative to the rendering of additional, special or supplementary services that due to their characteristics meet the particular interest of the customer.- f) Acquire, dispose of, agree the exploitation, register patents and/or trademarks, industrial models or designs, licences and assistance agreements and/or technical assistance agreements, in the country or abroad. g) Import or export goods or services directly or indirectly referred to the corporate purpose; take part in judicial and administrative proceedings in all the manners authorized by law it being empowered to carry out in such respect all acts connected with legal proceedings that may be necessary. h) Constitute any class of in rem rights, grant and receive representations, mandates, correspondent offices and in general incurr in any kind and class of obligations, with or without personal guarantee or security, dispose of and mortgage or pledge personal property, cattle and real property and all kind of rights, titles, shares and securities, as well as execute agreements, acts, legal transactions, industrial transactions, commercial transactions and any other that pursuant to the laws and regulations in force may be necessary for the fulfilment of the corporate purpose.----------------------------
SECTION FIVE: CAPITAL STOCK: the Capital Stock is fixed in the amount of Australes Four Hundred and twelve thousand three hundred (A=412,300)
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represented by three thousand and ninety two (3092) Class A common shares and one thousand and thirty one (1031) Class B common shares, all of Australes one hundred (A=100) par value each and with five (5) votes per share.------------------------
SECTION SIX: CAPITAL INCREASE: The capital stock may be increased by resolution of the Regular Shareholders' Meeting up to five times its amount, and for so doing the majorities established in section twenty one of these By-Laws shall be required. The issue of new series of shares may be done at the time, in the manner and under the payment conditions determined by the Board of Directors. Capital increases may be made through one of the five manners stated below or combining any of them: a) For the suscription of any of the classes of shares specified in Section SEVEN at the times, in the manner and with the characteristics determined by the Shareholders' Meeting, without prejudice to the fact that the Board of Directors shall establish the time for the issues and the manner and payment conditions of the subscription; b) Through the delivery in payment for dividends from any year of par value, A and B shares and/or preferred shares; c) Through capitalization of profits and reserves excluding legal reserves, resulting from balance sheets approved by Regular Shareholders' Meetings; d) Through the capitalization of the excess or the highest value that the properties of the Company may acquire, over the estimated price of the last inventory or balance sheet approved by the Regular Shareholders' Meeting and in accordance with the legal rules in force, all of this without prejudice to the capitalizations that may apply under accounting revaluations stipulated or authorized by special or general laws; e) Through the conversion into shares of debentures under the terms of section 334 of Law No. 19,550.-------------------
SECTION SEVEN: SHARES: Each of the shares shall have a par value of ONE HUNDRED AUSTRALES, shall be registered, non endorsable and may be common or preferred. Common shares may give right to from one to five votes per share and shall be divided into the following classes: a) Class A common shares, with right to the election of seventy five per cent of the vacancies at the Board of Directors, two alternate directors and two regular syndics of the Supervisory Committee and their respective alternate members; b) Class B common shares, with right to the election of twenty five per cent of the vacancies at the Board of Directors, one Alternate Director and one Regular Syndic of the Supervisory Committee and their respective alternate member.- Preferred shares that may be created by the Shareholders' Meeting, shall have the following
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characteristics: a) They may have right to a fixed or variable dividend, with or without additional participation and either cumulative or non cumulative, during one or more years, and a minimum and maximum dividend may be established; b) The dividends may have payment priority to those of the common shares; c) Preferences may be acknowledged in the return of the amount paid in the event of the Company's winding up; d) They shall not have voting right, except in the events of Sections 217, first paragraph and 244, fourth paragraph of Law No. 19,550, when they shall have one vote per share.- The holders of preferred shares shall have the right to speak in all the Shareholders' Meeting of the Company.- The shares and the interim certificates to be issued shall have the references to Section 211 of Law No. 19,550 and the provisions of
Section 1 of Decree 83/88 regulating Law No. 23,299.- Stock certificates representing more than one share may be issued. The Shareholders' Meeting may establish that all the shares or any of its classes, are not represented as stock certificates, in this instance they shall be recorded in individualized accounts with the name of their holders in a Book-Entry Shares Record which shall be kept by the Company and/or commercial banks and/or investment banks and/or authorized safe-deposit boxes, pursuant to the provisions of the Board of Directors. In no case registered, non endorsable shares may be exchanged by bearer shares.-------------------------
SECTION EIGHT: SUSCRIPTION OF NEW SHARES: The subscribers of common shares shall have the pre-emptive right to subscribe common shares to be issued of their respective classes in proportion to the ones they already have.
Suscribers of common and preferred shares shall have the pre-emptive right to subscribe preferred shares to be issued in proportion to the shares each of them has. The subscription of new shares shall be informed to the shareholders through notices that during three days shall be published in the Official Gazette and in one of the newspapers of widest circulation of the country. In all cases those interested may only make use of their right within the term of thirty business days after the day following the last publication where the suscription is offered. Without prejudice to the pre-emptive subscription right, the shareholders shall have the right to accrual under the terms and conditions established by Section 194 of Law No. 19,550. When common shares are issued the proportion between A and B shares should always be kept, which proportion results from the subscription of the shares stated in Section FIVE and only with the approval of the different classes of shares stated in the manner established in Section
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250 of Law No. 19,550, may the proportion among them be
altered.------------------------
SECTION NINE: DEFAULTING SUBSCRIBER: Default in the payment of subscriptions occurs by the mere expiry of the term, the right inherent to the shares in default being automatically suspended. The Board of Directors shall summon the defaulting shareholders to pay the amounts unpaid plus interest for late payment calculated at the maximum rate charged by Banco de la Nacion Argentina for current account overdraft transactions for 30 day periods in more than 50% (FIFTY PER CENT) within a term of thirty days. After the expiry of this term, the Board of Directors may opt for a) the sale of shares in public auction with the expenses of the auction and the interest for late payment being borne by the defaulting subscriber without prejudice to the responsibility for damages or b) declared the rights of the subscriber no longer valid with loss of the amounts already paid. Without prejudice to the foregoing the Board of Directors may opt for legally requiring the fulfilment of the subscription agreement.-----------------------------------
SECTION TEN: INDIVISIBILITY. KNOWLEDGE OF THE BY-LAWS: The shares are indivisible and the Company shall not recognize more than one owner per share. The recording as shareholder of the Company implies the knowledge and acceptance of these By-Laws, without admitting proof to the contrary.-------------------------
SECTION ELEVEN: LOANS: Through a decision of the Special Shareholders' Meeting adopted with the special majority established in Section TWENTY TWO of these By-Laws, the Company may take loans either public or private, in domestic or foreign currency, through the issue of debentures or negotiable obligations. Debentures may have floating guarantee, ordinary guarantee or special guarantee and may be convertible into shares pursuant to the issue schedule.------------------------------
SECTION TWELVE: BOARD OF DIRECTORS: The Company shall be conducted and managed by a Board of Directors who shall have the powers and authorities established in Section 255 and similar of Law No. 19,550.----------------------------------------------------------
SECTION THIRTEEN: COMPOSITION OF THE BOARD OF DIRECTORS: The Board of Directors shall be composed of eight regular members and three alternate directors. The directors shall last ONE year in their duties and may be re-elected indefinitely, and they shall remain in their positions until their replacement. As guarantee for their position each director shall
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deposit in the corporate safe deposit box the amount of EIGHTY THOUSAND
AUSTRALES in cash or their equivalent in government securities. In the event of resignation, death, disqualification or absence of the regular directors, the respective position shall be covered by the alternate director appointed by the Shareholders' Meeting of the class corresponding to such regular director according to the provisions of section FOURTEEN. Should it be impossible to fill the vacancy produced in each class, it shall be covered by the director(s) appointed by the other directors of the class where the vacancy occurred, this with the consent of the syndic(s) appointed by the shareholders of the class corresponding to the vacant position. The Board of Directors shall immediately call for the shareholders' meeting of that class to fill the aforementioned vacancy and its respective alternate.-------------------------------
SECTION FOURTEEN: ELECTION PER CLASSES: Class A shares shall appoint seventy five per cent of the vacancies to be filled by the Board of Directors and two alternate directors, therefore, they shall be entitled to SIX regular positions. Class B shares shall appoint twenty five per cent of the vacancies to be filled by the Board of Directors and of one alternate director, consequently they are entitled to TWO regular positions. The extraordinary Shareholders' Meetings of each class for the election of directors shall be governed by the same rules applying to the operation of the Regular Shareholders' Meetings, and the provisions regarding quorum and the majorities established in Section 243 of Law No. 19,550 shall apply. If after fulfilling the provisions of these By-Laws and of Law No. 19,550, the class shareholders' meetings fail to appoint all of the directors their are entitled to, the vacancies shall be covered by the Regular Shareholders' Meeting. In the event the preferred shares shall acquire a voting right in the cases specified in the first paragraph of Section 217 of Law 19,550, the number of directors shall increase by one, in order that the holders of such shares may appoint such director. This director shall last one year in his position if the causes giving rise to the acquisition of the voting right by the preferred shares shall survive. If during his term of office such causes shall cease, the mandate of the directors elected by the shareholders of preferred shares shall expire. When the Board of Directors is composed of Directors elected by the shareholders of preferred shares, the decisions shall have the affirmative vote of at least one of the directors chosen by the holders of Class A shares and one of the directors chosen by Class B shares.---------------------------------
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SECTION FIFTEEN.  BOARD OF DIRECTORS COMPOSITION, QUORUM AND VOTING: The
chairman of the Board of Directors shall be appointed by the Regular Meeting among those who were elected directors. The individual chosen must have necessarily had at least the favourable vote of the majority of class A stock. In case of resignation, disqualification or absence, chairmanship shall be exercised by the Director appointed for such a purpose by the Board of Directors. The former shall exercise that position until completion of the term of office for which he had been elected, or until he assumes his duties again or the impediment disappears. The chairman shall perform his duties during the period for which he was appointed director. Board of Directors' meetings shall be called at least twelve days in advance, attaching the agenda thereto. The Board of Directors shall validly meet with the attendance of the absolute majority of its members and shall adopt its resolutions by vote majority of the directors present, save the exceptions listed below, for which it shall also be necessary to have at least the vote of one of the directors appointed by class B stockholders, whenever present at the said meeting.
These decisions shall include: a) Proposals to amend corporate purpose; b) Proposals to liquidate the Company or submit it to other special proceedings;
c) Approval of the granting of powers-of-attorney or general administration and disposal powers and d) Approval of the purchase of stock or the participation of other companies. In case of draw, the Chairman shall have the casting vote. The position of director is personal and cannot be delegated. Directors shall not be entitled to vote by mail, but in case of absence, they may authorize another director in writing to do so on his behalf provided that there is quorum. His responsibility shall be that of the directors present. The Board of Directors shall meet upon the Chairman or officer replacing him call or at the request of any director. In this last case, the call shall be made by the chairman to hold a meeting within the fifth day as from receipt of the request. Otherwise, it may be called by any of the directors. The call shall always state the issues to be dealt with.----------- SECTION SIXTEEN. LEGAL REPRESENTATION: The legal representation of the Company corresponds to the chairman of the Board of Directors. The legal representation ruled hereunder shall be carried out without prejudice to the general or special powers-of-attorney expressly granted by the Board of Directors and pursuant to which the representation arising from the said powers-of-attorney may be exercised by one or several members of the Board of Directors either jointly or indistinctly or by individuals who do not form
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part of it, if the Board of Directors so determines.  It is also stated that the legal representation before the Courts belonging to the Legal
System of any forum or jurisdiction may be exercised with equal powers as those corresponding to the Chairman, either individually or indistinctly by any one member of the Board of Directors, managers or attorneys-in fact of the Company, which shall be empowered to answer interrogatories connected with legal proceedings on behalf thereof, without any other requirement except for the filing of the relevant power-of-attorney and of a certificate issued by the Board of Directors evidencing that capacity. This right shall be included in the powers-of-attorney granted to managers or attorneys-in-fact. The Board of Directors' members may answer interrogatories without need of the granting of a power-of-attorney.-------------------------------------------------------------
SECTION SEVENTEEN. BOARD OF DIRECTORS'S POWERS: Within the legal and regulatory framework in effect for corporations, the Board of Directors has all the management and disposal powers related to corporate assets, necessary for compliance with the corporate purpose. It may therefore carry out all kinds of legal actions on behalf of the Company, including all those for which the law requires special powers-of-attorney pursuant to section 1881 of the Civil Code and section 9 of Decree law 5965/63. The Board of Directors shall be particularly in charge of: a) calling Regular and Special
Shareholders' Meetings; b) drafting and submitting the Annual Report and Financial Statements in accordance with the legal and regulatory provisions applicable thereto; c) proposing to the Regular Shareholders' Meeting profit distribution and the use thereof as well as mandatory or legal revaluation reserves; d) proposing to the Shareholders' Meeting capital increase and amendment of by-laws; b) resolving the establishment of branches, agencies, representative offices or correspondent headquarters, fixing a certain capital therefor, as the case may be; f) appointing managers and assistant managers, delegating to them executive management duties and the powers necessary for such a purpose; g) granting general or special powers-of-attorney, h) issuing internal regulations and rules connected with operating structure; i) administering the services rendered by the Company to third parties, regardless of compliance with the laws and regulations governing telecommunications; j) carrying out all actions provided for under section FOUR of these By-Laws not specifically and expressly corresponding to Regular and Special Shareholders' Meetings; k) controlling the duly execution of the decisions taken at shareholders' meetings and of their own
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resolutions, complying with the laws and other rules in effect and particularly fulfilling those connected with telecommunications; 1) carrying out all the actions mentioned under section FIFTEEN hereof. ---SECTION EIGHTEEN.
SUPERVISORY COMMITTEE: The supervision of the Company shall be in charge of a supervisory committee composed of three Regular Syndics lasting one year in their position. Notwithstanding the foregoing, the said syndics shall remain in their position until their replacement. Class A stock shall be entitled to the election of two regular syndics and two alternate syndics.
Class B stock shall be entitled to the election of one regular syndic and one alternate syndic, at special shareholders' meetings by stock class governed by the rules for Regular Shareholders' Meetings established by Law 19,550. In case of resignation, death, disqualification or licence exceeding two months, each alternate syndic shall replace the relevant regular syndic, fulfilling the period for which the latter had been appointed. If upon fulfilment of the procedures set forth herein and under Law 19,550, special shareholders' meetings by stock class do not make the relevant appointments, vacancies shall be filled by the Regular Shareholders' Meeting. -----------------------
SECTION NINETEEN. SUPERVISORY COMMITTEE OPERATION: The supervisory committee shall meet as many times as necessary for the correct fulfilment of its duties and may be called upon by any of the Syndics at least three days in advance.
It shall validly meet with the necessary attendance of its three members. Its decisions shall be taken pursuant to the favourable vote of at least two Syndics, without prejudice to the rights which may individually correspond to every Syndic pursuant to law and in accordance with the provisions of the last part of section 290 of Law 19,550. The supervisory committee shall choose among its members a chairman who shall preside the meetings of the body and shall be in charge of the execution of the actions and resolutions taken by the former. The chairman of the Supervisory Committee shall be appointed alternatively, always for a one year's term. For the first fiscal year, the Chairman shall be elected between the Syndics chosen by Class A Shareholders. For the second fiscal year, the Syndic appointed by Class B shareholders shall be chosen and so on. Their compensation shall be fixed by the Regular Shareholders' Meeting pursuant to the provisions of the legislation in effect.-----------------------------------------------
SECTION TWENTY. SHAREHOLDERS' MEETING. Regular and Special shareholders' meetings shall be called by the Board of Directors or the
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supervisory committee to deal with the subjects contemplated under sections
234 and 235 of Law 19,550 respectively, during FIVE days' publication at least TEN and not more than THIRTY days in advance in the official Gazette and in one of the general leading newspapers of the Republic of Argentina. Shareholders shall be also given written notice in connection therewith when they were domiciled or had established domicile in the Republic of Argentina, being the same registered on corporate records. Notices related to Regular or Special Shareholders' Meetings shall comply with the requirements porvided for under section 237 of Law 19,550.------------------------------------------
SECTION TWENTY-ONE. REGULAR SHAREHOLDERS' MEETING: Regular Shareholders' Meetings shall be deemed constituted on first call with the attendance of shareholders representing the majority of shareholders entitled to voting. If such quorum is not reached, they shall be called for the second time within the thirty following days. There shall be notices published at least three and no more than eight days in advance to the date of the meeting. The Regular shareholders' meeting shall be deemed constituted on second call whatever the number of stock present. Notwithstanding the foregoing, Regular Shareholders' Meetings may be simultaneously called on first and second call, fulfilling the provisions of section 237 of Law 19,550. The resolutions taken by the Regular Shareholders' Meeting whether on first or second call shall be taken by the absolute majority of the votes present which may be cast in connection with the relevant decision to be taken, except for the resolutions deciding an increase of capital stock up to fivefold its amount and establish profit distribution. The latter resolutions shall require more than eighty percent of the votes present.------------------------------------------------------- SECTION
TWENTY-TWO. SPECIAL SHAREHOLDERS' MEETING: Special Shareholders' Meetings shall be deemed constituted on first call with the attendance of shareholders representing EIGHTY PERCENT of voting stock. If such quorum is not reached, they shall be called for the second time within the THIRTY following days.
There shall be notices published at least THREE and no more than EIGHT days in advance to the date of the meeting. The Special Shareholders' Meeting shall be deemed constituted on second call with the attendance of the shareholders entitled to voting. The resolutions taken by the Special Shareholders' Meeting whether on first or second call shall be taken by the absolute majority of the votes present which may be cast in connection with the relevant decision to be taken, with
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the only exceptions listed below.  The favourable vote of more than eighty percent of the votes present shall be required to totally or partially amend corporate by-laws, approve increases of capital stock exceeding fivefold its amount, resolve the prosecution of an arrangement with creditors or bankruptcy proceedings and approve loans. In order to adopt resolutions in connection with the special cases ruled by section 244 of Law 19,550, the favourable vote of more than eighty percent of the voting stock shall be required.---------------------------- SECTION TWENTY-THREE. ATTENDANCE TO SHAREHOLDERS' MEETINGS: Up to three business days before meetings take place, shareholders shall inform the Company about their attendance, for their filing in the attendance record. Shareholders may be represented by proxy at the meetings with the restrictions contemplated under section 239 of Law 19,550.
In the last case, the granting of a power-of-attorney in a private deed shall be enough, with signature certified by a court, notary public or bank. SECTION TWENTY-FOUR. SHAREHOLDERS' MEETINGS BY STOCK CLASS: The Special meetings of Class A and B stock shall be governed by the provisions established under Law 19,550 for Regular Shareholders' Meetings as regards calling and operation thereof and may be called to take place on the same dates provided for the latter. They shall meet jointly with the relevant Regular Shareholders'
Meeting to decide upon the election of the Board of Directors and the Supervisory Committee.------------------------------------------ SECTION
TWENTY-FIVE. CHAIRMANSHIP OF SHAREHOLDERS' MEETINGS: Shareholders' Meetings shall be presided over by the Chairman of the Board of Directors, by the director replacing him in case of absence and by the Director or Shareholder appointed, in case of absence of both of them, for such a purpose by the majority of votes of Shareholders entitled thereto. The resolutions taken shall be registered on a special minutes book signed by the Chairman, one Director and two Shareholders appointed for such a purpose by the Meeting. --------------------------------SECTION TWENTY-SIX. COPORATE FISCAL YEAR: The corporate fiscal year shall close on November 30 of every year. The Inventory, General Balance Sheet, Income Statement and Annual Report shall be prepared upon closure of every fiscal year pursuant to legal and regulatory rules, which together with the Supervisory Committee report, shall be submitted to the Regular Shareholders' Meeting consideration. ---------SECTION TWENTY-SEVEN. PROFIT DISTRIBUTION: Upon payment of the fees established by the Shareholders' Meeting as compensation for the Board of Directors and members of the Supervisory Committee within legal restrictions, the liquid and realized profits arising from balance sheets shall be distributed as follows: a) The percentage set forth by every Shareholders' Meeting for the legal reserve fund pursuant to the legal rules applicable thereto; b) The relevant amount to comply with, as the case may be, the cumulative dividend in arreas of preferred stock, if any; c) the amount necessary to pay, as the case may be, the fixed dividend of preferred stock; d) The balance, once optional reserves have been made, if the Shareholders' Meeting decides to carry them out, shall be distributed on a pro rata basis among Class A and B stock, without prejudice to the additional dividend which may correspond to preferred stock on account of issue conditions and provided that the Shareholders'
Meeting does not decide to totally or partially transfer the said balance to the next fiscal year. All non-collected dividends shall prescribe in favour of the Company upon expiry of a three years' term computed as from their availability to shareholders. SECTION TWENTY-EIGHT. DISSOLUTION AND
WINDING-UP: In case of dissolution of the Company on any grounds, the same shall be liquidated. The said winding-up shall be the carried out by the Board of Directors or the individuals appointed by Special Shareholders' Meeting for such a purpose, under the control of the Supervisory Committee. Upon realization of assets and payment of liabilities, the remaining amount shall be distributed as follows: a) The paidup capital of preferred stock shall be repaid, as the case maybe, pursuant to the preferences granted in the relevant issues. b) The cumulative dividends in arrears on preferred stock shall be paid, if any. c) The paid-up capital of common stock shall be paid without distinction of classes. d) The remaning amount shall be distributed among shareholders with the preferences arising from the conditions of issue and from these By-Laws.-----------------------------------------There appears below the
Book of Attendance to the Special Shareholders' Meeting dated April 25, 1991, appearing on folio 6 of the Book of Deposit of Shares and Attendance to Meetings Record number 1, signed and sealed on August lst, 1988, under number A18583: "General Special Shareholders' Meeting dated April 25, 1991 Order
Number Date year 1991 day month shareholder complete name and last name identity document domicile proxy complete name and last name identity document domicile amount of shares or certificates A B number of securities shares or certificates iterim certificate No. Capital A amount of votes signatures 1 22 4 Invertel S.A. Viamonte 1526 9th floor Federal Capital, Christian C.M. Gall D.N.I. 11478403,
2800 from 0201 through 3000 280,000 14,000 there is a signature 2 22 4
Italcable S.p.A. San Martin 320 2nd floor Federal Capital Francesco Armato Passport 539604 Italy 1000 from 3001 through 4000 100,000 5000 there is a signature 3 22 4 Credit Suisse Bartolome Mitre 559 5th floor Federal Capital Reto Tognola D.N.I. 92849767 200 from 0001 through 0200 20000 1000 there is a signature 3000 1000 400,000 20,000. In Buenos Aires this 22nd day of April, 1991, this book is closed with the contribution of 4000 shares representing
100% of the Capital Stock with right to 20,000 votes there are three signatures. In Buenos Aires this 25th day of April, 1991, the Special Shareholders' Meeting of IMPSAT S.A. is held with the attendance of three shareholders. There are three signatures. It is a true copy, I attest. Under these conditions, Mr. Verdaguer grants Special Power of Attorney in favour of Doctor Alberto E. Zavalia Lagos, for him to appear, arrange and deal with the General Inspection of Corporations the registration of this Compilation of Corporate By-Laws, with powers to accept the amendments required by such Inspection, whichever they may be, and he will be empowered to deliver and sign deeds of amendment or addenda and finally to do all acts or arrangements that may be necessary for the better fulfilment of this power of attorney. And the person appearing requests that a certified copy hereof be delivered for its registration with the Commercial Court of Record. This was READ, ratified and signed before me, I attest. Ricardo Verdaguer. There is a seal. Before me:
A. del Campo Benegas. IT AGREES with its original which was executed before me on folio 705, of Record number Fifteen at my charge, I attest. This FIRST CERTIFIED COPY is issued for the Company in fourteen folios of Notarial Proceeding numbers AFC1896607 through AFC1896620, which I seal and sign in the place of its delivery, this eighteenth day of November, one thousand nine hundred and ninety three.------------------------------------------------------
There is another seal reading: NOTARIES' ASSOCIATION - PROVINCE OF BUENOS AIRES
- San Isidro Delegation - Legalization.----------------------------------------
There follows an illegible text. There is a seal reading: NOTARIES' ASSOCIATION
- PROVINCE OF BUENOS AIRES.----------------------------------------------------
LEGALIZATIONS.  Decree-Law 9020 (Sections 117,118).----------------------------
AFL1211673.--------------------------------------------------------------------
THE NOTARIES' ASSOCIATION OF THE PROVINCE OF BUENOS AIRES, Republic of Argentina, under the powers conferred upon it by the Institutional Law of the Notaries' Association, legalizes the signature and seal of Notary AMANCIO A.C. del CAMPO BENEGAS appearing on Document No. AFC1896620.------------------------------------------------------------------
This legalization does not issue any opinion on the form and substance of the document.----------------------------------------------------------------------
San Isidro, November 18,1993.--------------------------------------------------
There follow a signature and a seal reading: ALBERTO MADERO, Notary, San Isidro Delegation.---------------------------------------------------------
There appears another seal reading: NOTARIES' ASSOCIATION PROVINCE OF BUENOS AIRES - San Isidro Delegation - Legalization.----------------------------------
On the reverse of this document there are two seals reading: AMANCIO A. C.
del CAMPO BENEGAS - NOTARY.----------------------------------------------------
CERTIFICATION in NOTARIAL PROCEEDING ACD1772510, San Isidro, November 19,
1993.  There is an illegible signature.----------------------------------------
There is a seal reading: NOTARIES' ASSOCIATION - PROVINCE OF BUENOS AIRES.-------------------------------------------------------------------------
ACD1772510.--------------------------------------------------------------------
I DO HEREBY CERTIFY that the document attached hereto is composed of 15 (fifteen) pages that bear my seal and signature, is a true copy of its original, which I have before me I attest. Record number 15 of the San Isidro District.----------------------------------------------------------------------
Place and date: San Isidro, November 19,1993.----------------------------------
There follow a signature and a seal: AMANCIO A. C. del CAMPO BENEGAS - NOTARY.------------------------------------------------------------------------
There is another seal: NOTARIES' ASSOCIATION - PROVINCE OF BUENOS AIRES - San Isidro Delegation - Legalization.----------------------------------------------
The seal and signature appearing above are legalized in the Legalization paper No. Afl 1211815 attached hereto. San Isidro, November, 19, 1993.
There follows an illegible signature.------------------------------------------
There is a seal reading: NOTARIES' ASSOCIATION - PROVINCE OF BUENOS AIRES.-------------------------------------------------------------------------
LEGALIZATIONS.  Decree-Law 9020 (Sections 117,118).----------------------------
AFL1211815.--------------------------------------------------------------------
THE NOTARIES ASSOCIATION OF THE PROVINCE OF BUENOS AIRES, Republic of
Argentina, under the powers conferred upon it by the Institutional Law of the Notaries' Association, legalizes the signature and seal of Notary AMANCIO A.C. del CAMPO BENEGAS appearing on Document No. ACD1772510.------------------------ This legalization does not issue any opinion on the form and substance of the document.------------------------------------------- San Isidro, November
19,1993.--------------------------------------- There follow a signature and a seal reading: MIRTA AYARZA, Notary, San Isidro Delegation.--------------------- There two identical seals reading: NOTARIES' ASSOCIATION - PROVINCE OF BUENOS AIRES - San Isidro Delegation -Legalization.-----------------------------------
I CERTIFY THIS TO BE A TRUE AND ACCURATE TRANSLATION INTO ENGLISH OF THE ORIGINAL DOCUMENT WRITTEN IN SPANISH WHICH I HAVE HAD BEFORE ME IN BUENOS
AIRES, THIS 23RD DAY OF NOVEMBER, 1993.----------------------------------------
ES TRADUCCION FIEL AL INGLES DEL DOCUMENTO REDACTADO EN IDIOMA CASTELLANO QUE
HE TENIDO A LA VISTA Y AL QUE ME REMITO EN BUENOS AIRES, A LOS 23 DIAS DEL
MES DE NOVIEMBRE DE 1993.------------------------------------------------------